UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 8, 2021
TECOGEN INC. (OTCQX: TGEN)
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36103	04-3536131
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)
(781) 466-6400
(Registrant's telephone number, including area code)
_______________________________________________

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Increase in Number of Directors and Appointment of New Director

On June 15, 2021, the board of directors of Tecogen Inc. (the “Company”) increased the size of the Company’s board of directors from seven directors to eight directors and appointed Abinand Rangesh, Ph.D. as a director to fill the resulting vacancy. Dr. Rangesh will serve as a director of the Company until his resignation, death, or removal.

Dr. Rangesh, aged 36, has been an employee of the Company since 2017, serving as Vice President & General Manager since March 2021, as Director of Corporate Strategy from 2019 to 2021, and as Director of Project Development from 2017 to 2019. From 2014 to 2016, Dr. Rangesh served as CEO at Lumi Ventures, managing energy efficiency investments, as CTO of Lumi Solaire LLC, a developer of solar, wind, and energy storage products including off-grid lighting, power for telecom towers, and solar charging stations for event venues, and as COO of Peek You, an internet search engine. Dr. Rangesh received a Ph.D. in Engineering in 2010, and a Masters in Engineering and a B.A. in Engineering in 2006, from the University of Cambridge, England.

Appointment of Chief Financial Officer

On June 15, 2021, the board of directors of the Company appointed Abinand Rangesh, Ph.D. as the Company’s Chief Financial Officer, replacing Mr. Roger Deschenes as the Company’s principal financial officer. Dr. Rangesh will serve as the Company’s Chief Financial Officer until his earlier resignation, death, or removal. There are no family relationships between Dr. Rangesh and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company.

On June 16, 2021 the Company issued a press release regarding the appointment of Dr. Rangesh as its Chief Financial Officer and as a director of the Company, a copy of which is attached hereto as Exhibit 99.01 and incorporated herein by reference.

Compensation Arrangements

In connection with his appointment as the Company’s Chief Financial Officer, Dr. Rangesh’s annual base compensation was increased by $20,000 to $167,500 in accordance with the recommendations of the Company’s Compensation Committee and the approval of the Company’s board of directors. The Compensation Committee also awarded Dr. Rangesh a cash bonus in the amount of $15,000 on June 8, 2021 for his efforts in supporting the Company’s goals during 2020 and the first quarter of 2021. On December 12, 2016, the Company granted to Dr. Rangesh options to purchase 10,000 shares of the Company’s common stock at an exercise price of $3.91 per share, which vest and become exercisable as to 25% of such options on each of the first, second, third, and fourth anniversaries of the date of grant, and on July 9, 2020, the Company granted to Dr. Rangesh options to purchase 50,000 shares of the Company’s common stock at an exercise price of $0.71 per share, which vest and become exercisable as to 50% of such options once the Company has achieved Adjusted EDITDA in an amount that is not less than two percent of revenue for two consecutive quarters, with the remaining 50% of such options vesting and becoming exercisable once the Company has achieved Adjusted EBITDA in an amount that is not less than three percent of revenue for four consecutive quarters. Adjusted EBITDA is defined as net income or loss attributable to the Company, adjusted for interest, income taxes, depreciation and amortization, stock-based compensation expense, unrealized gain or loss on equity securities, goodwill impairment charges and other non-cash non-recurring charges due to the abandonment of intangible assets.

On June 8, 2021 the Compensation Committee awarded cash bonuses in the amount of $17,500 to each of Mr. Robert Panora, President and COO of the Company, Mr. John K. Whiting, IV, General Counsel and Secretary of the Company, and Mr. Roger Deschenes, Chief Accounting Officer and Treasurer of the Company, for their efforts in supporting the Company’s goals during 2020 and the first quarter of 2021, and recommended to the board of directors that Mr. Benjamin Locke, CEO of the Company, be awarded a cash bonus in the amount of $35,000 for his efforts in supporting the Company’s goals during 2020 and the first quarter of 2021. On June 15, 2021, the board of directors of the Company authorized and approved the award to Mr. Locke of the cash bonus in the amount of $35,000 in accordance with the recommendations of the Compensation Committee.

Board Committees

On June 15, 2021 the Company’s board of directors appointed Mr. Ralph Jenkins as a member and as the Chairman of the Company’s Audit Committee. Also on June 15, 2021, the Company’s board of directors determined that responsibility for matters assigned to the Nominating and Corporate Governance Committee would be undertaken by the full board of directors.

Stock Option Grants to Independent Directors

On June 8, 2021 the Company’s Compensation Committee granted Mr. Ralph Jenkins, an independent director of the Company, options to purchase 100,000 shares of the Company’s common stock at an exercise price of $1.75 per share, which vest and become exercisable as to 25% of such options on each of the first, second, third, and fourth anniversaries of such grant. Also on June 8, 2021, the Company’s Compensation Committee granted to each of Mrs. Angelina Galiteva, Dr. Achmed Ghoniem, Mr. Earl R. Lewis, and Mr. Fred Holubow, independent directors of the Company, options to purchase 25,000 shares of the Company’s common stock at an exercise price of $1.75 per share, which vest and become exercisable as to 20% of such options on each of the first, second, third, fourth, and fifth anniversaries of the date of grant.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits
The following exhibit relating to Item 5.02 shall be deemed to be furnished, and not filed:

Exhibit
99.01	Press Release dated June 16, 2021 regarding Appointment of Chief Financial Officer
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TECOGEN INC.

By: /s/ Benjamin Locke
June 16, 2021	Benjamin Locke, Chief Executive Officer